Exhibit 99.3

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined balance sheet as of September 30, 2016 and the unaudited pro forma combined statements of operations for the nine months ended September 30, 2016 and the year ended December 31, 2015 are based on the historical financial statements of Insight Enterprises, Inc. after giving effect to our acquisition of Datalink Corporation (the “Acquisition”) using the acquisition method of accounting and assuming a purchase price of $258,140,000 to be funded by acquired cash and cash equivalents and borrowings under our financing facilities (the “Borrowings”). As of September 30, 2016, acquired cash and cash equivalents were $44,850,000, resulting in estimated Borrowings for purposes of these pro forma combined financial statements of approximately $213,290,000. For the purposes of these illustrative pro forma combined financial statements, the entire Borrowings and the related interest expense, using current interest rates, were included in the pro forma adjustments.

The unaudited pro forma combined balance sheet as of September 30, 2016 is presented as if the Acquisition and the Borrowings occurred on September 30, 2016. The unaudited pro forma combined statements of operations for the nine months ended September 30, 2016 and for the year ended December 31, 2015 are presented as if the Acquisition and the Borrowings had taken place on January 1, 2015. For additional information, see the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined financial statements.

The Acquisition has been accounted for under the acquisition method of accounting. Under the acquisition method of accounting, the total purchase price presented in the accompanying unaudited pro forma combined financial statements was allocated to the assets acquired and liabilities assumed based on their preliminary estimated fair values. The excess of the purchase price over the total of estimated fair values assigned to tangible and identifiable intangible assets acquired and liabilities assumed is recognized as goodwill.

The unaudited pro forma combined financial statements are presented for illustrative purposes only and, therefore, are not necessarily indicative of the operating results and financial position that might have been achieved had the transaction occurred as of an earlier date, nor are they necessarily indicative of operating results and financial position that may occur in the future.

The unaudited pro forma combined financial statements, including the notes thereto, should be read in conjunction with Insight Enterprises, Inc.’s historical consolidated financial statements for the year ended December 31, 2015 included in our Annual Report on Form 10-K for the year ended December 31, 2015 and our historical unaudited consolidated financial statements as of and for the nine months ended September 30, 2016 included in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016, as well as Datalink Corporation’s consolidated financial statements for the year ended December 31, 2015 included in Exhibit 99.1 to this Form 8-K and Datalink Corporation’s unaudited consolidated financial statements as of and for the nine months ended September 30, 2016 included in Exhibit 99.2 to this Form 8-K.

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2016

(in thousands, except per share data)

	(1) Insight Enterprises, Inc.	(2) Datalink Corporation	Adjustments		Pro Forma Combined
ASSETS

Current assets:
Cash and cash equivalents	$175,695	$44,850	$(52,850)	(A)(F)(G)	$167,695
Short-term investments	—	29,955	—		29,955
Accounts receivable, net	1,162,424	133,414	—		1,295,838
Inventories	175,195	6,767	—		181,962
Inventories not available for sale	52,301	—	—		52,301
Other current assets	101,235	144,932	(86,547)	(B)(I)	159,620

Total current assets	1,666,850	359,918	(139,397)		1,887,371

Property and equipment, net	76,614	8,340	—		84,954
Goodwill	62,936	47,101	762	(D)	110,799
Intangible assets, net	22,529	5,145	89,455	(E)	117,129
Deferred income taxes	59,034	9,714	(1,294)	(C)	67,454
Other assets	28,840	71,320	(50,473)	(B)(I)	49,687

	$1,916,803	$501,538	$(100,947)		$2,317,394

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable – trade	$617,763	$44,439	$—		$662,202
Accounts payable – inventory financing facility	135,783	31,696	—		167,479
Accrued expenses and other current liabilities	140,695	21,899	—		162,594
Current portion of long-term debt	533	4,712	8,750	(A)	13,995
Deferred revenue	42,774	147,670	(112,470)	(B)(I)	77,974

Total current liabilities	937,548	250,416	(103,720)		1,084,244

Long-term debt	243,372	3,369	203,140	(A)(F)	449,881
Deferred income taxes	1,042	—	32,724	(C)	33,766
Other liabilities	30,821	80,821	(59,559)	(B)(I)	52,083

	1,212,783	334,606	72,585		1,619,974

Stockholders’ equity:
Preferred stock	—	—	—		—
Common stock	355	22	(22)	(H)	355
Additional paid-in capital	306,933	116,810	(116,810)	(H)	306,933
Retained earnings	438,437	50,100	(56,700)	(G)(H)	431,837
Accumulated other comprehensive income – foreign currency translation adjustments	(41,705)	—	—		(41,705)

Total stockholders’ equity	704,020	166,932	(173,532)		697,420

	$1,916,803	$501,538	$(100,947)		$2,317,394

See accompanying notes to unaudited pro forma combined financial statements.

(1)	As reported in Insight Enterprises, Inc.’s Report on Form 10-Q for the quarterly period ended September 30, 2016, as filed with the Securities and Exchange Commission (“SEC”) on October 31, 2016.
(2)	Derived from the consolidated financial statements reported in Datalink Corporation’s Report on Form 10-Q for the quarterly period ended September 30, 2016, as filed with the SEC on November 9, 2016, and as included in Exhibit 99.2 to this Form 8-K.

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2016

(in thousands, except per share data)

	(1) Insight Enterprises, Inc.	(2) Datalink Corporation	Adjustments		Pro Forma Combined
Net sales	$4,017,932	$547,797	$(88,810)	(I)(J)	$4,476,919
Costs of goods sold	3,465,799	444,789	(86,093)	(I)(J)(K)	3,824,495

Gross profit	552,133	103,008	(2,717)		652,424
Operating expenses:
Selling and administrative expenses	440,918	99,259	(2,602)	(K)(L)	537,575
Severance and restructuring expenses	3,053	—	—		3,053

Earnings from operations	108,162	3,749	(115)		111,796
Non-operating (income) expense:
Interest income	(784)	(405)	—		(1,189)
Interest expense	6,357	234	4,234	(M)	10,825
Net foreign currency exchange loss	1,042	—	—		1,042
Other expense, net	979	166	—		1,145

Earnings before income taxes	100,568	3,754	(4,349)		99,973
Income tax expense (benefit)	36,978	(222)	(1,653)	(N)	35,103

Net earnings	$63,590	$3,976	$(2,696)		$64,870

Net earnings per share:
Basic	$1.75				$1.79

Diluted	$1.74				$1.77

Shares used in per share calculation:
Basic	36,310				36,310

Diluted	36,596				36,596

See accompanying notes to unaudited pro forma combined financial statements.

(1)	As reported in Insight Enterprises, Inc.’s Report on Form 10-Q for the quarterly period ended September 30, 2016, as filed with the SEC on October 31, 2016.
(2)	Derived from the consolidated financial statements reported in Datalink Corporation’s Report on Form 10-Q for the quarterly period ended September 30, 2016, as filed with the SEC on November 9, 2016, and as included in Exhibit 99.2 to this Form 8-K.

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2015

(in thousands, except per share data)

	(1) Insight Enterprises, Inc.	(2) Datalink Corporation	Adjustments		Pro Forma Combined
Net sales	$5,373,090	$764,765	$(104,105)	(I)(J)	$6,033,750
Costs of goods sold	4,656,758	621,335	(99,745)	(I)(J)(K)	5,178,348

Gross profit	716,332	143,430	(4,360)		855,402
Operating expenses:
Selling and administrative expenses	584,906	134,376	(2,418)	(K)(L)	716,864
Severance and restructuring expenses	4,907	—	—		4,907

Earnings from operations	126,519	9,054	(1,942)		133,631
Non-operating (income) expense:
Interest income	(783)	(434)	—		(1,217)
Interest expense	7,224	263	5,887	(M)	13,374
Net foreign currency exchange loss	(393)	—	—		(393)
Other expense, net	1,295	242	—		1,537

Earnings before income taxes	119,176	8,983	(7,829)		120,330
Income tax expense (benefit)	43,325	4,284	(2,975)	(N)	44,634

Net earnings	$75,851	$4,699	$(4,854)		$75,696

Net earnings per share:
Basic	$2.00				$1.99

Diluted	$1.98				$1.98

Shares used in per share calculation:
Basic	37,984				37,984

Diluted	38,275				38,275

See accompanying notes to unaudited pro forma combined financial statements.

(1)	Amounts are derived from the consolidated amounts reported in Insight Enterprises, Inc.’s annual financial statements for the year ended December 31, 2015, as included in our Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC on February 19, 2016.
(2)	Derived from the consolidated financial statements reported in Datalink Corporation’s annual financial statements for the year ended December 31, 2015, as included in its Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC on March 14, 2016, and as included in Exhibit 99.1 to this Form 8-K.

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS (continued)

1. BASIS OF PRO FORMA PRESENTATION

On November 6, 2016, Insight Enterprises, Inc., a Delaware corporation (the “Company” or “Insight”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Datalink Corporation, a Minnesota corporation (“Datalink”), and Reef Acquisition Co., a Minnesota corporation and a wholly owned subsidiary of Insight (“Merger Sub”).

Pursuant to the Merger Agreement, and subject to the terms and conditions thereof, Merger Sub will merge with and into Datalink, with Datalink as the surviving corporation and a wholly owned subsidiary of Insight (the “Merger”), and each share of common stock of Datalink (the “Datalink Common Stock”), other than those shares owned by Insight and Merger Sub, and any shares seeking appraisal rights, will be converted into the right to receive $11.25 in cash (the “Merger Consideration”). The transaction implies an equity purchase price of approximately $258,140,000. The transaction is not subject to any financing condition. Insight intends to fund the transaction through a combination of cash on hand and borrowings under its credit facilities.

The following unaudited pro forma combined balance sheet as of September 30, 2016 and the unaudited pro forma combined statements of operations for the nine months ended September 30, 2016 and the year ended December 31, 2015 are based on the historical financial statements of Insight after giving effect to our acquisition of Datalink (the “Acquisition”) using the acquisition method of accounting and borrowings of approximately $213,290,000 under our financing facilities (the “Borrowings”). For the purposes of these illustrative pro forma combined financial statements, the entire Borrowings and the related interest expense, using current interest rates, were included in the pro forma adjustments. In conjunction with the Acquisition, we may incur future restructuring expenses and transaction costs that are not included in these pro forma combined financial statements. Additionally, we may pay down our debt balances faster than the stated terms, which would reduce interest expense from the amounts included in the pro forma adjustments.

The unaudited pro forma combined balance sheet as of September 30, 2016 is presented as if the Acquisition and the Borrowings occurred on September 30, 2016. The unaudited pro forma combined statements of operations for the nine months ended September 30, 2016 and the year ended December 31, 2015 are presented as if the Acquisition and the Borrowings had taken place on January 1, 2015.

The unaudited pro forma combined financial information is based on estimates and assumptions which have been made solely for purposes of developing such pro forma information.

2. PRELIMINARY PURCHASE PRICE ALLOCATION

The following table summarizes the purchase price and the estimated fair value of the assets acquired and liabilities assumed at the date of acquisition (in thousands):

Purchase price paid as:
Cash		$44,850
Borrowings under debt facilities		213,290

Total purchase price		258,140
Fair value of net assets acquired:
Current assets	$273,371
Identifiable intangible assets – see description below	94,600
Property and equipment	8,340
Other assets	29,267
Current liabilities	(137,946)
Long term liabilities	(57,355)

Total fair value of net assets acquired		210,277

Excess purchase price over fair value of net assets acquired (“goodwill”)		$47,863

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS (continued)

Under the acquisition method of accounting, the purchase price as shown in the table above is allocated to the tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values. The excess purchase price over fair value of net assets acquired will be recorded as goodwill. The purchase price was preliminarily allocated using the information currently available, and we expect to adjust the preliminary purchase price allocation after obtaining more information regarding, among other things, asset valuations, liabilities assumed, restructuring activities and revisions of preliminary estimates. We expect the purchase price allocation to be finalized within the next six months.

The estimated values of current assets and liabilities were based upon their historical costs on the date of acquisition due to their short-term nature. Property and equipment were estimated based upon historical cost as management believes they most closely approximated fair value. The estimated value of deferred revenue was calculated as the estimated cost to fulfill the contractual obligations acquired under various customer contracts plus a profit margin.

Identified intangible assets of $94,600,000 consist of customer relationships, the trade name and non-compete agreements, which were valued at $92,300,000, $2,200,000 and $100,000, respectively. The identifiable intangibles resulting from the Acquisition were amortized using the straight-line method over the following estimated useful lives:

Intangible Assets	Estimated Useful Life
Customer relationships	10 Years
Trade name	1 Year
Non-compete agreements	1 Year

Goodwill of $47,863,000 represents the excess of the purchase price over the estimated fair value assigned to tangible and identifiable intangible assets acquired and liabilities assumed from Datalink. In accordance with current accounting standards, goodwill is not amortized and will be tested for impairment annually in the fourth quarter of our fiscal year.

3. BORROWINGS

In conjunction with the closing of the Acquisition on or about January 6, 2017, the Company amended its senior revolving credit facility (“revolving facility”) to expand the facility by $175,000,000 in the form of an incremental Term Loan A (“TLA”) to finance in part the Acquisition. Pricing, maturity and all other general terms and conditions of the TLA are governed by the existing revolving facility. The TLA requires amortization payments of 5%, 7.5%, 10%, 12.5% and 15% in years one through five respectively.

In order to fund the Acquisition of Datalink, Insight will borrow $175,000,000 under the TLA and will fund the excess of the purchase price over the cash and cash equivalents acquired under its revolving facility and/or its accounts receivable securitization facility. Estimated deferred financing fees of $1,400,000 will be capitalized in conjunction with the transaction as a reduction of the debt balance and will be amortized over 4.5 years to interest expense.

4. ADJUSTMENTS

The accompanying unaudited pro forma combined financial statements have been prepared as if the Acquisition was completed on September 30, 2016 for purposes of the pro forma combined balance sheet and on January 1, 2015 for purposes of the pro forma combined statements of operations and reflect the following adjustments:

(A)	To record the use of acquired cash and cash equivalents and the increase in borrowings to be used to fund the purchase price.

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS (continued)

(B)	To reduce deferred revenue and the related deferred costs to the fair value associated with performance obligations assumed in the Acquisition.

(C)	To reflect pro forma adjustments to the historical deferred tax assets and liabilities of Datalink as a result of the increase in the estimated identifiable intangibles resulting from the Acquisition. Accordingly, at September 30, 2016, additional estimated differences between the tax basis balance sheet and the book basis balance sheet are recognized in the purchase price allocation. The pro forma adjustments to deferred tax amounts do not reflect the adjustments to deferred revenue and related deferred costs included in adjustments (B) and (I) on the basis of materiality.

(D)	To eliminate Datalink’s historical goodwill and record the goodwill resulting from the Acquisition.

(E)	To eliminate Datalink’s historical identifiable intangibles and record the identifiable intangibles resulting from the Acquisition.

(F)	To record estimated deferred financing fees of approximately $1,400,000 as a reduction of the debt balance and a decrease in cash and cash equivalents as of September 30, 2016.

(G)	To record estimated direct, incremental transaction costs of approximately $6,600,000 which are not yet reflected in the historical financial statements of either Insight or Datalink as a decrease in cash and cash equivalents and a decrease in retained earnings as of September 30, 2016. Direct, incremental transaction costs which are reflected in the historical financial statements of Insight and Datalink for the nine months ended September 30, 2016 have not been adjusted in these pro forma financial statements on the basis of materiality.

(H)	To eliminate Datalink’s historical stockholders’ equity accounts.

(I)	To adjust Datalink’s historical sales of vendor direct third-party service contracts to change from a gross sales recognition basis over the term of the contract to a net sales recognition basis upon sale of the contract, and to reduce deferred revenue and related deferred costs accordingly.

(J)	To adjust Datalink’s historical hardware and software net sales and costs of goods sold to recognize sales based on a “de facto” passage of title at the time of delivery.

(K)	To reclassify certain of Datalink’s historical costs associated with delivering services to costs of goods sold from selling and administrative expenses to conform to Insight’s classification.

(L)	To eliminate Datalink’s historical amortization of identifiable intangibles and record the amortization of identifiable intangibles resulting from the Acquisition.

(M)	To record the increase in interest expense, which includes the amortization of the deferred financing fees. The interest expense is calculated based on a current weighted average effective interest rate of 2.76%, resulting from the borrowings under our financing facilities to fund the purchase price. The impact on interest expense of a 1/8% change in interest rates would be approximately $135,000 and $180,000 for the nine months ended September 30, 2016 and the year ended December 31, 2015, respectively.

(N)	To reflect the income tax effect of the pro forma adjustments using an effective rate of 38%.